EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

SECOND Quarter 2020 results

GREENWOOD VILLAGE, COLO. (August 5, 2020) — CSG (NASDAQ: CSGS), the trusted partner to simplify the complexity of business transformation in the digital age, today reported results for the quarter ended June 30, 2020.

Financial Results:

•	Second quarter 2020 financial results:
•	Total revenue was $240.3 million and total non-GAAP adjusted revenue was $224.6 million.
•	GAAP operating income was $19.8 million, or 8.2% of total revenue, and non-GAAP operating income was $30.6 million, or 13.6% of non-GAAP adjusted revenue.
•	GAAP earnings per diluted share (EPS) was $0.32 and non-GAAP EPS was $0.59.
•	Cash flows from operations were $57.7 million, with non-GAAP free cash flow of $48.2 million.

Shareholder Returns:

•	CSG declared its quarterly cash dividend of $0.235 per share of common stock, or a total of approximately $8 million, to shareholders.

“We delivered another solid quarter during some very challenging times,” said Bret Griess, president and chief executive officer of CSG International.  “Our predictable, resilient business provides us with good visibility, driven by our ability to lengthen and strengthen our relationships and expand our footprint within existing customers, while continuing to diversify our revenue by adding new customers in existing and new verticals.  We feel very good about our performance thus far in 2020 and our ability to maintain our non-GAAP guidance in the midst of a global pandemic.”

CSG Systems International, Inc.

August 5, 2020

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended June 30,			Six Months Ended June 30,
			Percent			Percent
	2020	2019	Changed	2020	2019	Changed
GAAP Results:
Revenue	$240,321	$245,856	(2%)	$485,938	$490,649	(1%)
Operating Income	19,775	30,338	(35%)	52,934	62,431	(15%)
Operating Margin Percentage	8.2%	12.3%		10.9%	12.7%
EPS	$0.32	$0.60	(47%)	$0.99	$1.19	(17%)
Non-GAAP Results:
Adjusted Revenue	$224,626	$228,078	(2%)	$451,919	$455,739	(1%)
Operating Income	30,633	40,145	(24%)	72,787	81,458	(11%)
Adjusted Operating Margin Percentage	13.6%	17.6%		16.1%	17.9%
EPS	$0.59	$0.85	(31%)	$1.46	$1.67	(13%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the second quarter of 2020 was $240.3 million, a 2% decrease when compared to both revenue of $245.9 million for the second quarter of 2019 and $245.6 million for the first quarter of 2020.  These decreases can be mainly attributed to the extended sales and implementation cycles and processing volume reductions as a result of the impact of the COVID-19 pandemic, as well as foreign currency headwinds.  The year-over-year decrease also reflects pricing adjustments associated with the five-year Comcast extension effective January 1, 2020, however this was offset by the year-over-year growth in revenue management solutions.

GAAP operating income for the second quarter of 2020 was $19.8 million, or 8.2% of total revenue, compared to $30.3 million, or 12.3% of total revenue, for the second quarter of 2019, and $33.2 million, or 13.5% of total revenue, for the first quarter of 2020.  The decrease in operating income for the second quarter of 2020 can be primarily attributed to the write-off of approximately $10 million of deferred contract costs resulting from the discontinuance of a project implementation.

GAAP EPS for the second quarter of 2020 was $0.32 as compared to $0.60 for the second quarter of 2019, and $0.66 for the first quarter of 2020.  The decline in GAAP EPS is primarily due to the write-off of deferred contract costs, discussed above, which had a negative impact on GAAP EPS for the second quarter of 2020 of $0.23.

Non-GAAP Results:  Non-GAAP adjusted revenue for the second quarter of 2020 was $224.6 million, a 2% decrease when compared to non-GAAP adjusted revenue of $228.1 million for the second quarter of 2019, and a 1% decrease when compared to $227.3 million for the first quarter of 2020.

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August 5, 2020

Non-GAAP operating income for the second quarter of 2020 was $30.6 million, or 13.6% of total non-GAAP adjusted revenue, compared to $40.1 million, or 17.6% of total non-GAAP adjusted revenue for the second quarter of 2019, and $42.2 million, or 18.5% of total non-GAAP adjusted revenue for the first quarter of 2020.

Non-GAAP EPS for the second quarter of 2020 was $0.59 compared to $0.85 for the second quarter of 2019, and $0.87 for the first quarter of 2020.

The changes in non-GAAP adjusted revenue, non-GAAP operating income, and non-GAAP EPS between quarters are primarily due to the factors discussed above.

Balance Sheet and Cash Flows

Cash, cash equivalents and short-term investments as of June 30, 2020 were $171.2 million compared to $131.3 million as of March 31, 2020 and $182.7 million as of December 31, 2019. CSG had net cash flows from operations for the second quarters ended June 30, 2020 and 2019 of $57.7 million and $15.6 million, respectively, and had non-GAAP free cash flow of $48.2 million and $6.0 million, respectively.

Summary of 2020 Financial Guidance

CSG’s is updating its financial guidance for the full year 2020, as follows:

	As of August 5, 2020	Previous
GAAP Measures:
Revenue	No change	$960 - $1,000 million
Operating Margin Percentage	11.1% - 11.7%	11.4% - 11.9%
EPS	$1.99 - $2.22	$2.04 - $2.27
Cash Flows from Operating Activities	No change	$110 - $135 million
Non-GAAP Measures:
Adjusted Revenue	No change	$891 - $924 million
Adjusted Operating Margin Percentage	No change	16.0% - 16.5%
EPS	No change	$2.87 - $3.10

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, August 5, 2020 at 5:00 p.m. EDT, to discuss CSG’s second quarter results for 2020.  The call will be carried live and archived on the Internet.  A link to the conference call is available at http://ir.csgi.com.  In addition, to reach the conference by phone, call 800-437-2398 and ask the operator for the CSG Systems International conference call and David Banks, chairperson.

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August 5, 2020

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com.  Additional information can be found in the Investor Relations section of the website.

About CSG

For more than 35 years, CSG has simplified the complexity of business, delivering innovative customer engagement solutions that help companies acquire, monetize, engage and retain customers. Operating across more than 120 countries worldwide, CSG manages billions of critical customer interactions annually, and its award-winning suite of software and services allow companies across dozens of industries to tackle their biggest business challenges and thrive in an ever-changing marketplace. CSG is the trusted partner for driving digital innovation for hundreds of leading global brands, including AT&T, Charter Communications, Comcast, DISH, Eastlink, Formula One, Maximus, MTN and Telstra. To learn more, visit our website at csgi.com and connect with us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release.  Some of these key factors include, but are not limited to the following items:

•	CSG’s business may be disrupted and its results of operations and cash flows adversely affected by the COVID-19 pandemic;
•	CSG derives approximately forty percent of its revenue from its two largest clients;
•	Continued market acceptance of CSG’s products and services;
•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;
•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;
•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;
•	CSG’s ability to meet its financial expectations;
•	Increasing competition in CSG’s market from companies of greater size and with broader presence;
•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;
•	CSG’s ability to protect its intellectual property rights;
•	CSG’s ability to maintain a reliable, secure computing environment;
•	CSG’s ability to conduct business in the international marketplace;
•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and
•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

David Banks, Investor Relations

(303) 200-3127

E-mail: david.banks@csgi.com

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August 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$144,019	$156,548
Short-term investments	27,183	26,109
Total cash, cash equivalents and short-term investments	171,202	182,657
Settlement assets	139,248	169,327
Trade accounts receivable:
Billed, net of allowance of $4,057 and $3,735	244,413	244,058
Unbilled	35,941	33,450
Income taxes receivable	7,516	4,297
Other current assets	44,448	35,293
Total current assets	642,768	669,082
Non-current assets:
Property and equipment, net of depreciation of $100,883 and $98,029	84,689	84,429
Operating lease right-of-use assets	117,304	94,847
Software, net of amortization of $131,835 and $125,437	29,141	32,526
Goodwill	262,774	259,164
Acquired client contracts, net of amortization of $96,491 and $93,767	52,776	55,105
Client contract costs, net of amortization of $37,827 and $31,526	41,561	50,746
Deferred income taxes	9,193	9,392
Other assets	29,176	27,739
Total non-current assets	626,614	613,948
Total assets	$1,269,382	$1,283,030
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$12,188	$10,313
Operating lease liabilities	21,771	22,442
Client deposits	37,278	38,687
Trade accounts payable	34,494	32,704
Accrued employee compensation	45,689	77,527
Settlement liabilities	137,894	168,342
Deferred revenue	52,195	45,094
Income taxes payable	7,632	2,806
Other current liabilities	21,626	20,778
Total current liabilities	370,767	418,693
Non-current liabilities:
Long-term debt, net of unamortized discounts of $7,726 and $10,053	342,274	346,509
Operating lease liabilities	102,609	78,936
Deferred revenue	16,772	18,552
Income taxes payable	2,706	2,543
Deferred income taxes	13,334	6,376
Other non-current liabilities	23,298	14,759
Total non-current liabilities	500,993	467,675
Total liabilities	871,760	886,368
Stockholders' equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 33,080 and 32,891 shares outstanding	699	696
Additional paid-in capital	458,362	454,663
Treasury stock, at cost; 35,507 and 35,356 shares	(874,592)	(867,817)
Accumulated other comprehensive income (loss):
Unrealized gains on short-term investments, net of tax	44	16
Cumulative foreign currency translation adjustments	(51,932)	(39,519)
Accumulated earnings	865,041	848,623
Total stockholders' equity	397,622	396,662
Total liabilities and stockholders' equity	$1,269,382	$1,283,030

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August 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$240,321	$245,856	$485,938	$490,649

Cost of revenue (exclusive of depreciation, shown separately below)	138,153	132,234	269,359	261,197
Other operating expenses:
Research and development	29,263	30,645	59,600	63,236
Selling, general and administrative	44,999	45,372	89,383	91,290
Depreciation	5,634	5,441	11,199	10,554
Restructuring and reorganization charges	2,497	1,826	3,463	1,941
Total operating expenses	220,546	215,518	433,004	428,218
Operating income	19,775	30,338	52,934	62,431
Other income (expense):
Interest expense	(4,040)	(4,498)	(8,253)	(9,058)
Amortization of original issue discount	(740)	(700)	(1,470)	(1,390)
Interest and investment income, net	303	417	832	936
Other, net	(1,048)	1,280	(1,117)	(231)
Total other	(5,525)	(3,501)	(10,008)	(9,743)
Income before income taxes	14,250	26,837	42,926	52,688
Income tax provision	(3,884)	(7,458)	(11,046)	(14,058)
Net income	$10,366	$19,379	$31,880	$38,630

Weighted-average shares outstanding:
Basic	32,100	32,093	32,047	32,111
Diluted	32,258	32,458	32,308	32,448

Earnings per common share:
Basic	$0.32	$0.60	$0.99	$1.20
Diluted	0.32	0.60	0.99	1.19

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August 5, 2020

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net income	$31,880	$38,630
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation	11,199	10,554
Amortization	22,043	24,625
Amortization of original issue discount	1,470	1,390
Asset impairment	10,595	365
Gain on short-term investments and other	(110)	(170)
Deferred income taxes	6,771	4,181
Stock-based compensation	10,112	8,500
Subtotal	93,960	88,075
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(6,286)	(31,751)
Other current and non-current assets and liabilities	(8,951)	(16,222)
Income taxes payable/receivable	1,332	(315)
Trade accounts payable and accrued liabilities	(36,381)	(17,328)
Deferred revenue	6,803	5,970
Net cash provided by operating activities	50,477	28,429

Cash flows from investing activities:
Purchases of software, property and equipment	(14,334)	(17,858)
Purchases of short-term investments	(35,112)	(22,542)
Proceeds from sale/maturity of short-term investments	34,185	28,753
Acquisition of and investments in business, net of cash acquired	(9,991)	(4,000)
Net cash used in investing activities	(25,252)	(15,647)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,247	1,115
Payment of cash dividends	(15,856)	(14,808)
Repurchase of common stock	(14,515)	(20,741)
Payments on long-term debt	(4,687)	(3,750)
Net cash used in financing activities	(33,811)	(38,184)
Effect of exchange rate fluctuations on cash	(3,943)	(98)

Net decrease in cash and cash equivalents	(12,529)	(25,500)

Cash and cash equivalents, beginning of period	156,548	139,277
Cash and cash equivalents, end of period	$144,019	$113,777

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$7,327	$8,110
Income taxes	2,865	10,244

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August 5, 2020

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	June 30, 2020		March 31, 2020		June 30, 2019
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Comcast	$53,282	22%	$52,679	21%	$55,439	23%
Charter	51,364	21%	50,712	21%	48,455	20%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Broadband/Cable/Satellite	60%	58%	58%
Telecommunications	18%	17%	19%
All other	22%	25%	23%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
Americas	87%	88%	87%
Europe, Middle East and Africa	9%	9%	9%
Asia Pacific	4%	3%	4%
Total revenue	100%	100%	100%

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August 5, 2020

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP adjusted revenue, non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow.  CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making.  CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;
•	Forecasting and budgeting;
•	Certain management compensation incentives; and
•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;
•	Consistency and comparability with CSG’s historical financial results; and
•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information.  Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and
•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only.  Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

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August 5, 2020

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Adjusted Revenue	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	X	—	X	—
Restructuring and reorganization charges	—	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	—	X	X	X
Earn-out compensation	—	X	X	X
Transaction-related costs	—	X	X	X
Stock-based compensation	—	X	X	X
Amortization of original issue discount (“OID”)	—	—	—	X
Gain (loss) on extinguishment of debt	—	—	—	X
Unusual income tax matters	—	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Transaction fees are primarily comprised of interchange and other payment-related fees paid, in conjunction with the delivery of service to clients under CSG’s payment services contracts, to third-party payment processors and financial institutions by CSG.  Because CSG controls the integrated service provided under its payment services client contracts, these transaction fees are presented gross, and not netted against revenue; however, other payments companies who do not provide and/or control an integrated service present their revenue net of transaction fees.  The exclusion of these fees in calculating CSG’s non-GAAP adjusted revenue provides management and investors an additional means to use to compare CSG’s current revenue with historical and future periods, as well as with other payments companies.

•

Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction.  These charges are not considered reflective of CSG’s recurring core business operating results.  The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Acquisition-related expenses include amortization of acquired intangible assets, earn-out compensation, and transaction-related costs.  Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results.  The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation.  In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations.  Therefore, the exclusion of

CSG Systems International, Inc.

August 5, 2020

acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs.  The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG.  The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible notes OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules.  This OID is then amortized to interest expense over the life of the respective convertible debt instrument.  The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible notes for cash flow, liquidity, and debt service purposes.

•

Gains and losses related to the extinguishment of debt are a result of the refinancing of CSG’s credit agreement and/or repurchase of CSG’s convertible notes.  These activities are not considered reflective of CSG’s recurring core business operating results.  Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of this item allows investors to further evaluate the cash impact of these repurchases for cash flow and liquidity purposes.  In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes.  Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow.  Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation.  CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, and gains and losses related to the extinguishment of debt, as discussed above.  Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations.  CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

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August 5, 2020

Non-GAAP Financial Measures

Non-GAAP Adjusted Revenue:

The reconciliations of GAAP revenue to non-GAAP adjusted revenue for the indicated periods are as follows (in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP revenue	$240,321	$245,856	$485,938	$490,649
Less: Transaction fees	(15,695)	(17,778)	(34,019)	(34,910)
Non-GAAP adjusted revenue	$224,626	$228,078	$451,919	$455,739

Non-GAAP Operating Income:

The reconciliations of GAAP operating income to non-GAAP operating income for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
GAAP operating income	$19,775	$30,338	$52,934	$62,431
Restructuring and reorganization charges (1)	2,497	1,826	3,463	1,941
Acquisition-related expenses:
Amortization of acquired intangible assets	3,033	3,174	6,084	6,355
Earn-out compensation	-	-	-	1,260
Transaction-related costs	73	-	126	-
Stock-based compensation (1)	5,255	4,807	10,180	9,471
Non-GAAP operating income	$30,633	$40,145	$72,787	$81,458

Non-GAAP adjusted revenue	$224,626	$228,078	$451,919	$455,739
Non-GAAP adjusted operating margin percentage	13.6%	17.6%	16.1%	17.9%
(1)	Stock-based compensation included in the tables above and following excludes amounts that have been recorded in restructuring and reorganization charges.

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August 5, 2020

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	June 30, 2020		June 30, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$10,366	$0.32	$19,379	$0.60
GAAP income tax provision (2)	3,884		7,458
GAAP income before income taxes	14,250		26,837
Restructuring and reorganization charges (1)	2,497		1,826
Acquisition-related costs:
Amortization of acquired intangible assets	3,033		3,174
Transaction-related costs	73		-
Stock-based compensation (1)	5,255		4,807
Amortization of OID	740		700
Non-GAAP income before income taxes	25,848		37,344
Non-GAAP income tax provision (2)	(6,850)		(9,709)
Non-GAAP net income	$18,998	$0.59	$27,635	$0.85

	Six Months Ended		Six Months Ended
	June 30, 2020		June 30, 2019
	Amounts	EPS (3)	Amounts	EPS (3)
GAAP net income	$31,880	$0.99	$38,630	$1.19
GAAP income tax provision (2)	11,046		14,058
GAAP income before income taxes	42,926		52,688
Restructuring and reorganization charges (1)	3,463		1,941
Acquisition-related expenses:
Amortization of acquired intangible assets	6,084		6,355
Earn-out compensation	-		1,260
Transaction-related costs	126		-
Stock-based compensation (1)	10,180		9,471
Amortization of OID	1,470		1,390
Non-GAAP income before income taxes	64,249		73,105
Non-GAAP income tax provision (2)	(17,026)		(19,007)
Non-GAAP net income	$47,223	$1.46	$54,098	$1.67
(2)

For the second quarter and six months ended June 30, 2020 the GAAP effective income tax rates were approximately 27% and 26%, respectively, and the non-GAAP effective income tax rates were approximately 27% for both periods.  For the second quarter and six months ended June 30, 2019 the GAAP effective income tax rates were approximately 28% and 27%, respectively, and the non-GAAP effective income tax rates were approximately 26% for both periods.

(3)

The outstanding diluted shares for the second quarter and six months ended June 30, 2020 were 32.3 million for both periods, and for the second quarter and six months ended June 30, 2019 were 32.5 million and 32.4 million, respectively.

CSG Systems International, Inc.

August 5, 2020

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
GAAP net income	$10,366	$19,379	$31,880	$38,630
GAAP income tax provision	3,884	7,458	11,046	14,058
Interest expense (4)	4,040	4,498	8,253	9,058
Amortization of OID	740	700	1,470	1,390
Interest and investment income and other, net	745	(1,697)	285	(705)
GAAP operating income	19,775	30,338	52,934	62,431
Restructuring and reorganization charges (1)	2,497	1,826	3,463	1,941
Acquisition-related expenses:
Amortization of acquired intangible assets (5)	3,033	3,174	6,084	6,355
Earn-out compensation	-	-	-	1,260
Transaction-related costs	73	-	126	-
Stock-based compensation (1)	5,255	4,807	10,180	9,471
Amortization of other intangible assets (5)	3,249	2,666	6,534	5,040
Amortization of client contract costs (5)	4,542	6,419	8,568	12,398
Depreciation	5,634	5,441	11,199	10,554
Non-GAAP adjusted EBITDA	$44,058	$54,671	$99,088	$109,450
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenue	20%	24%	22%	24%
(4)	Interest expense includes amortization of deferred financing costs as provided in Note 5 below.
(5)	Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Amortization of acquired intangible assets	$3,033	$3,174	$6,084	$6,355
Amortization of other intangible assets	3,249	2,666	6,534	5,040
Amortization of client contract costs	4,542	6,419	8,568	12,398
Amortization of deferred financing costs	431	417	857	832
Total amortization	$11,255	$12,676	$22,043	$24,625

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Cash flows from operating activities	$57,690	$15,603	$50,477	$28,429
Purchases of software, property and equipment	(9,512)	(9,572)	(14,334)	(17,858)
Non-GAAP free cash flow	$48,178	$6,031	$36,143	$10,571

CSG Systems International, Inc.

August 5, 2020

Non-GAAP Financial Measures – 2020 Financial Guidance

Non-GAAP Adjusted Revenue:

The reconciliation of GAAP revenue to non-GAAP adjusted revenue, as included in CSG’s 2020 full year financial guidance, is as follows:

	2020 Guidance Range
	Low Range	High Range
GAAP revenues	$960,000	$1,000,000
Less: Transaction fees	(69,000)	(76,000)
Non-GAAP adjusted revenues	$891,000	$924,000

Non-GAAP Operating Income:

The reconciliation of GAAP operating income to non-GAAP operating income, as included in CSG’s 2020 full year financial guidance, is as follows (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
Operating Income
GAAP operating income	$106,800	$117,000
Restructuring and reorganization charges	3,500	3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,500	11,500
Transaction-related costs	100	100
Stock-based compensation	20,700	20,700
Non-GAAP operating income	$142,600	$152,800

Operating Margin Percentage
GAAP revenue	$960,000	$1,000,000
GAAP operating margin percentage	11.1%	11.7%

Non-GAAP adjusted revenue	$891,000	$924,000
Non-GAAP adjusted operating margin percentage	16.0%	16.5%

CSG Systems International, Inc.

August 5, 2020

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2020 full year financial guidance is as follows (in thousands, except per share amounts):

	2020 Guidance Range
	Low Range		High Range
	Amounts	EPS (7)	Amounts	EPS (7)
GAAP net income	$64,100	$1.99	$71,600	$2.22
GAAP income tax provision (6)	22,700		25,400
GAAP income before income taxes	86,800		97,000
Restructuring and reorganization charges	3,500		3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,500		11,500
Transaction-related costs	100		100
Stock-based compensation	20,700		20,700
Amortization of OID	3,000		3,000
Non-GAAP income before income taxes	125,600		135,800
Non-GAAP income tax provision (6)	(33,200)		(35,900)
Non-GAAP net income	$92,400	$2.87	$99,900	$3.10

(6)	For 2020, the estimated effective income tax rate for GAAP and non-GAAP purposes is expected to be approximately 27%.
(7)	The weighted-average diluted shares outstanding are expected to be approximately 32 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for CSG’s 2020 full year financial guidance (in thousands, except percentages):

	2020 Guidance Range
	Low Range	High Range
GAAP net income	$64,100	$71,600
GAAP income tax provision (6)	22,700	25,400
Interest expense	16,700	16,700
Amortization of OID	3,000	3,000
Interest and investment income and other, net	300	300
GAAP operating income	106,800	117,000
Restructuring and reorganization charges	3,500	3,500
Acquisition-related expenses:
Amortization of acquired intangible assets	11,500	11,500
Transaction-related costs	100	100
Stock-based compensation	20,700	20,700
Amortization of other intangible assets	12,400	12,400
Amortization of client contract costs	18,400	18,400
Depreciation	24,100	24,100
Non-GAAP adjusted EBITDA	$197,500	$207,700
Non-GAAP adjusted EBITDA as a percentage of non-GAAP adjusted revenues	22%	22%

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

	2020 Guidance Range
	Low Range	High Range
Cash flows from operating activities	$110,000	$135,000
Purchases of software, property and equipment	(25,000)	(35,000)
Non-GAAP free cash flow	$85,000	$100,000